Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Charles & Colvard, Ltd.
Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-43613 and 333-93211) of C3, Inc. (now known as Charles & Colvard, Ltd.) and Form S-8 (No. 333-151255 and 333-100883) of Charles & Colvard, Ltd. of our report dated March 31, 2011, relating to the consolidated financial statements of Charles & Colvard, Ltd. which appear in this Form 10-K.

/s/ BDO USA, LLP

Raleigh, North Carolina
March 31, 2011